Exhibit 10.6

Agreement No.	Grant Date [ ]

INCENTIVE STOCK OPTION AGREEMENT

(Series H Preferred Stock)

An Incentive Stock Option (the “Option”) to purchase a total of [                    ] shares of Series H Preferred Stock (collectively, “Option Shares”) of Grande Communications Holdings, Inc. (the “Company”), is hereby granted to [            ] (the “Grantee”) at the Option Price determined in this Incentive Stock Option Agreement (this “Award Agreement”) and in all respects subject to the terms, definitions and provisions of the Grande Communications Holdings, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference, except to the extent otherwise expressly provided in this Award Agreement.

1. Option Price. The Option Price is $[            ] for each Option Share, which price is equal to or greater than the Fair Market Value of such share of Series H Preferred Stock on the Grant Date.

2. Vesting of Option Shares. The Option Shares shall vest (“Vest” and derivations) and become “Vested Option Shares” on the dates set forth in the following Vesting schedule (“Vesting Date”):

(i) 25% of the Option Shares on the first anniversary of [INSERT DATE THAT VESTING STARTS, AS DETERMINED BY THE COMMITTEE];

(ii) 2.1% (approximately 1/48th) of the Option Shares on the last day of each of the first 35 months after the first anniversary of [INSERT DATE THAT VESTING STARTS, AS DETERMINED BY THE COMMITTEE]; and

(iii) 1.5% of the Option Shares on the last day of the 36th month after the first anniversary of [INSERT DATE THAT VESTING STARTS, AS DETERMINED BY THE COMMITTEE].

Without limitation, Vesting with respect to the Option Shares will cease on the date of Grantee’s termination of Service.

3. Exercisability of Option.

A. Date on Which Option Becomes Exercisable. The Option shall not be exercisable prior to the first Vesting Date. On or after the occurrence of the first Vesting Date (and prior to the termination of the Option), the Option shall be exercisable, in whole or in part, with respect to Vested Option Shares.

B. Method of Exercise. Without limitation, the Option shall be exercised by a written notice delivered to a duly authorized officer of the Company, which notice shall:

(i) state the election to exercise the Option and the number of Vested Option Shares in respect of which it is being exercised; and

(ii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Grantee, be accompanied by proof, satisfactory to the Committee, of the rights of such person or persons to exercise the Option.

4. Term of Option. Without limitation, the provisions of Section 7.3(i) of the Plan shall not apply to the Option, and the unexercised portion of the Option shall automatically terminate on the earlier of (i) the date the Option terminates in accordance with the terms of the Plan exclusive of Section 7.3(i), (ii) 90 days from the date of termination of Service, unless Grantee’s Service is terminated by reason of death or Disability, or Grantee dies within 90 days from the date of termination of Service; (iii) the second anniversary of Grantee’s termination of Service if such termination of Service is by reason of his death, or if he dies within 90 days of his termination of Service; and (iv) the first anniversary of his termination of Service by reason of Disability.

5. Payment. The Option Price of any Vested Option Shares purchased shall be paid in (i) cash, (ii) shares of Stock, or (iii) a combination of cash and shares of Stock; provided, further, that if the Option Shares are publicly traded on the date the Option is exercised, the Committee may require that all or any portion of the Option Price be paid in cash.

6. Issuance of Option Shares. No person shall be, or have any of the rights or privileges of, a holder of the Option Shares subject to the Option unless and until certificates representing such Option Shares shall have been issued and delivered to such person, such issuance, without limitation, being subject to the terms of the Plan.

7. Surrender of Option. Upon exercise of the Option in part, if requested by the Committee, the Grantee shall deliver this Award Agreement and other written agreements executed by the Company and the Grantee with respect to the Option to a duly authorized officer of the Company, who shall endorse or cause to be endorsed thereon a notation of such exercise and return such agreements to the Grantee.

8. Forfeiture, Repurchase Rights and Parachute Limitations. Without limiting the generality of the general incorporation of the Plan provisions, this Award Agreement expressly incorporates by reference the provisions of Section 12 (Restrictions on the Transfer Of Shares Of Stock and Repurchase Rights) and Section 13 (Parachute Limitations and Forfeitures).

9. Other Agreements. Without limiting the generality of the provisions of the Plan and this Award Agreement, all Option Shares shall be subject to any other agreements between the Grantee and the Company (collectively, “Other Agreements”) in effect at the time of reference; and provided further that the Company, in its sole discretion, shall have the power and ability to exercise some or all of its rights under either this Award Agreement (including, without limitation, the provisions of the Plan incorporated by reference), or the Other Agreements, or both, with respect to some or all of the Option Shares.

10. Law Governing. WITHOUT LIMITATION, THIS AWARD AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

11. Incentive Stock Options. The Option is issued under the Plan and is intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

12. Repurchase Rights of the Company; Fair Market Value Determination. If Grantee’s Service is terminated by reason of a Voluntary Termination or for Cause, then, in its sole discretion, the Company may purchase all or any portion of the Option Shares which have been exercised by Grantee prior to or in connection with such termination of Grantee’s Service. The Fair Market Value of such Vested Option Shares shall be, for purpose of this Section, determined by the Board in its sole discretion as of the effective date of Grantee’s termination of Service. If Grantee disagrees with the Board’s determination of the Fair Market Value (the “Board Determination”), then Grantee shall notify the Board in writing (the “Dispute Notification”) that Grantee wishes to dispute the determination. If the dispute is not resolved between the Board and Grantee within fifteen (15) days of receipt of the Dispute Notification, then the Board shall appoint a third-party expert in valuing companies that are comparable to the Company to conduct a determination of the Fair Market Value (the “Third Party Determination”). The Third Party Determination shall be conclusive and binding upon the Board and Grantee. If the Third Party Determination is within ten percent (10%) of the Board Determination, then Grantee shall bear the costs incurred in obtaining the Third Party Determination. If the Third Party Determination differs from the Board Determination by ten percent (10%) or more, then the Company shall bear such costs.

13. Change of Control. The “Change of Control” definition of the Plan shall apply to the Option, except that the following provisions will be substituted in the place of existing Section 2.9(ii) and Section 2.9(iii) of the Plan:

“(ii) a change in the effective control of the Company, whereby either:

(a) a Person acquires (or has acquired during the preceding twelve (12) month period ending on the date of the most recent acquisition by such Person), directly or indirectly, ownership of a number of shares of Capital Stock of the Company which constitutes fifty percent (50%) or more of the combined voting power of the Capital Stock; provided, however, that if a Person already owns fifty percent (50%) or more of the combined voting power of the Capital Stock, the acquisition of additional Capital Stock by such Person is not considered a Change of Control of the Company; or

(b) as a result of, or in connection with any tender offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, a majority of the persons who were members of the Board is, within a twelve (12) month period, replaced by individuals whose appointment or election to the Board is not endorsed by a majority of the Board prior to the appointment or election; or

(iii) a change in the ownership of the assets of the Company, whereby a Person acquires (or has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such Person) assets of the Company that have a total gross fair market value equal to more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company as determined by the Board immediately prior to such acquisition or acquisitions; provided, however, that there is no Change of Control if assets are transferred to an entity that is controlled by the shareholders of the Company immediately after the transfer, nor is it a Change of Control if the Company transfers assets to:

(a) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the shareholder’s capital stock in the Company;

(b) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(c) a Person that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding Capital Stock; or

(d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subparagraph (iii)(c) of this Section 2.9.”

14. At-Will Employment. Nothing in this Award Agreement shall be implied or construed to create a contract for employment. Unless expressly provided for in a separate written agreement executed by Grantee and a duly authorized representative of the Company on behalf of the Company, if Grantee is an employee of the Company, Grantee’s employment is terminable “at-will.”

Dated as of this      day of                     , 20    .

GRANDE COMMUNICATIONS HOLDINGS, INC.

By:
Printed Name:
Title:

Acknowledgment

The undersigned hereby acknowledges (i) my receipt of this Award Agreement and the Option, (ii) my opportunity to review the Plan, this Award Agreement and the

Option (iii) my opportunity to discuss the Plan, this Award Agreement and the Option with a representative of the Company, and my personal advisors, to the extent I deem necessary or appropriate, (iv) my understanding of the terms and provisions of the Plan, this Award Agreement and the Option, (iii) my understanding that, by my signature below, I am agreeing to be bound by all of the terms and provisions of the Plan, this Award Agreement and the Option.

Without limitation, the undersigned hereby acknowledges that by my signature below, I expressly agree to the effectiveness of all of the terms and provisions of Section 8 of this Award Agreement.

Without limitation, I agree to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, this Award Agreement and the Option) of the Committee upon any questions arising with respect to the Plan, this Award Agreement or the Option.

Dated as of this      day of                     , 20    .

Grantee

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